UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2011

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2011, CareFusion Corporation (the “Company”) issued a news release in which the Company announced that its Board of Directors had elected Kieran T. Gallahue as the Company’s Chairman of the Board of Directors and Chief Executive Officer. Mr. Gallahue succeeds David L. Schlotterbeck, who had previously announced plans to retire from the Company effective as of February 28, 2011. Mr. Schlotterbeck stepped down as Chairman of the Board of Directors and Chief Executive Officer effective January 29, 2011 (the “Effective Date”), but will remain with the Company through February 28, 2011 to assist with the orderly transition of responsibilities. A copy of the news release is furnished as Exhibit 99.1 to this report.

Mr. Gallahue, age 47, joins CareFusion from ResMed Inc., a medical device firm serving the sleep disordered breathing and respiratory markets, where he was President, Chief Executive Officer and a director. Mr. Gallahue joined ResMed in January 2003 as President and Chief Operating Officer of the Americas and was promoted to ResMed’s President in September 2004. He served in that role until he was named President, Chief Executive Officer and a director of ResMed in January 2008. Before joining ResMed, Mr. Gallahue held positions of increasing responsibility at Nanogen, Inc., a DNA research and medical diagnostics company, and Instrumentation Laboratory, a leader in diagnostic instruments for critical care and hemostasis. He has also held various marketing, sales and financial positions within The Procter & Gamble Company and General Electric Company.

Mr. Gallahue currently serves on the board of Volcano Corporation, a developer of medical technologies for interventional cardiology. During the past five years, Mr. Gallahue also served on the board of ResMed Inc.

In electing Mr. Gallahue as a director, the CareFusion Board of Directors determined that it was in the Company’s best interests to have the Chief Executive Officer serve on the Board. The Board also considered Mr. Gallahue’s prior executive management experience at medical device companies and his leadership experience from serving on other public company boards. In addition, Mr. Gallahue’s prior experience as a public company chief financial officer and as a member of a public company audit committee permit him to contribute valuable financial and accounting skills to the CareFusion Board of Directors. Because Mr. Gallahue would not be considered an “independent director,” the Board does not anticipate adding him to any of its standing committees.

On January 29, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Gallahue with respect to his employment as Chief Executive Officer and Chairman of the Board of Directors. The Agreement provides for an initial term of three years and will automatically renew thereafter for consecutive one year terms unless earlier terminated by either party upon 180 days advance notice. The Agreement provides for an initial annual base salary of $1,150,000 and a target annual bonus incentive under the Company’s Management Incentive Plan (“MIP”) of 120% of his annual base salary. The Company will also pay Mr. Gallahue a cash sign-on bonus of $650,000, which he is required to repay if he voluntarily terminates his employment without Good Reason or if he is terminated for Cause within one year of the Effective Date. Mr. Gallahue will be granted a sign-on equity award (the “Sign-On Equity Award”) comprised of performance stock units based on a value of $7.2 million. These performance stock units will vest on the third anniversary of the grant date, subject to the Company’s achievement of certain stock price targets. In addition, to compensate Mr. Gallahue for the forfeiture of the value of equity grants from his previous employer, the Agreement provides for buy-out equity awards (the “Buy-Out Equity Awards”) comprised of stock options with a value of $5.66 million and restricted stock units with a value of $10.58 million. These stock options and restricted stock units will vest in annual installments of 33 1/3% on each of the first three anniversaries of the grant date, provided that Mr. Gallahue is employed with the Company on the applicable vesting date. Mr. Gallahue will also be eligible for an annual long-term incentive grant in fiscal 2012 at the time grants are generally made to other senior executives.

In the event the Company terminates his employment without Cause (as defined in the Agreement) or Mr. Gallahue terminates his employment for Good Reason (as defined in the Agreement) (a termination without Cause or for Good Reason a “Qualifying Termination”), Mr. Gallahue will be entitled to (i) accrued and unpaid base salary through the termination date; (ii) a prorated MIP bonus payment for the year in which the termination occurs, (iii) a severance payment equal to the sum of (A) two times his annual base salary plus (B) two times his two-year average actual MIP bonus payment; and (iv) continued group health plan coverage through COBRA for 18 months. In the event of a Qualifying Termination, the Buy-Out Equity Awards shall vest, to the extent not then vested, as to the next annual installment; provided that, in the event a Qualifying Termination occurs within two years following a Change of Control, the Buy-Out Equity Awards shall vest in full. With respect to the Sign-On Equity Award, in the event of a Qualifying Termination prior to the third anniversary of the grant date, all performance stock units subject to the Sign-On Equity Award that would have vested prior to such date based on the achievement of the associated Company stock price targets will vest; provided that, in the event a Qualifying Termination occurs within two years following a Change of Control, and is after the first anniversary but before the third anniversary of the grant date, all performance stock units subject to the Sign-On Equity Award with an associated stock price target at or below the per share consideration in the Change of Control transaction shall vest in full.

The Agreement also provides that Mr. Gallahue will be eligible to participate in the Company’s employee benefits programs, which include retirement, savings, nonqualified deferred compensation, welfare, fringe benefits and perquisite programs, and will be given paid vacation, in accordance with plans and policies in effect for other senior executives. The Company also agreed to reimburse Mr. Gallahue for legal fees and expenses up to $45,000 in connection with his diligence of the Company and the negotiation and execution of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, including the equity award agreements attached as exhibits thereto, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.

Mr. Gallahue is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 29, 2011, the Company also amended and restated its Executive Change in Control Severance Plan (the “Severance Plan”). The Severance Plan provides for certain severance benefits to Company executives upon an involuntary termination without cause or a voluntary termination for good reason within 24 months following a change in control. The purpose of the amendment was to eliminate any potential tax gross-up payments for executives under the Severance Plan to the extent any severance payments thereunder constitute excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code. The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on February 1, 2011 announcing Kieran T. Gallahue as the Company’s Chairman and Chief Executive Officer. *

99.2	Employment Agreement dated as of January 29, 2011 with Kieran T. Gallahue.

99.3	CareFusion Corporation Executive Change in Control Severance Plan, as amended and restated effective January 29, 2011.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation (Registrant)

Date: February 1, 2011	By:	/s/ Joan Stafslien
Name: Joan Stafslien
Title: Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on February 1, 2011 announcing Kieran T. Gallahue as the Company’s Chairman and Chief Executive Officer. *

99.2	Employment Agreement dated as of January 29, 2011 with Kieran T. Gallahue.

99.3	CareFusion Corporation Executive Change in Control Severance Plan, as amended and restated effective January 29, 2011.

*	Furnished herewith.